                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors
                        -------------------------------


THE BOARD OF DIRECTORS
COYOTE SPORTS, INC.:

We consent to incorporation by reference in the registration statements (Nos. 333-48509 and 333-47749) on Forms S-8 of Coyote Sports, Inc. of our report dated March 23, 1998, relating to the consolidated balance sheets of Coyote Sports, Inc. and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, which report appears in the December 31, 1997, annual report on Form 10-KSB of Coyote Sports, Inc.


                                                KPMG PEAT MARWICK LLP

Boulder, Colorado
March 26, 1998